Exhibit 99.1

                             Joint Filer Information

Names: Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC

IRS I.D. No.: 980338943 (Master Fund) 52-2291758 (Advisors)

Address: c/o First New York Securities, LLC
         850 Third Avenue, 8th Floor
         New York, New York 10022

Designated Filer:                                Joseph Edelman

Issuer and Ticker Symbol:                        Cypress Bioscience, Inc. (CYPB)

Date of Earliest Transaction (Month/Day/Year)    May 1, 2003

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Cypress Bioscience, Inc.

PERCEPTIVE LIFE SCIENCES                              PERCEPTIVE ADVISORS LLC
MASTER FUND LTD.

By: Perceptive Advisors LLC, its investment
       advisor


By: /s/ Joseph Edelman                                By: /s/ Joseph Edelman
    ----------------------                                ----------------------
Name:  Joseph Edelman                                 Name:  Joseph Edelman
Title: Managing Member                                Title: Managing Member